UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2008

POMEROY IT SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20022	31-1227808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 Petersburg Road, Hebron, KY 41048
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (859) 586-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On May 16, 2008, the Company announced that its Board of Directors received a letter, last night, from  Charlesbank Capital Partners LLC, stating that it is withdrawing from the proposed acquisition of the Company outlined in a previously reported letter from David B. Pomeroy, II.  Mr. Pomeroy informed the Board today that he continues to be interested in an acquisition of the Company and is pursuing alternative financing.  As reported in a Form 8-K filing made by the Company with the United States Securites and Exchange Commission on April 9, 2008, the non-binding indication of interest from Mr. Pomeroy, a director of the Company and its largest stockholder, proposed to acquire, with Charlesbank Equity Fund VI, LP as his financial partner, all of the outstanding common stock of the Company not owned by him for a price of $7.05 per share.  The press release is included as Exhibit 99.1 to this report and incorporated by reference in its entirety into this Item 8.01.

Section 9. – Financial Statements and Exhibits

Item 9.01 Financial statements and Exhibits

(d)	Exhibits

99.1	Press release, dated May 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POMEROY IT SOLUTIONS, INC.

Date: May 16, 2008	By: /s/ Keith R. Coogan

Keith R. Coogan, President and Chief Executive Officer